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                                                                    Exhibit 23.1






                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Duramed Pharmaceuticals, Inc., for the registration of 150,000 shares of its common stock in connection with its 1991 Stock Option Plan for Nonemployee Directors, of our report dated March 20, 1998 with respect to the consolidated financial statements and schedule of Duramed Pharmaceuticals, Inc. for the years ended December 31, 1997, 1996, and 1995, included in the Annual Report (Form 10-K) for 1997 filed with the Securities and Exchange Commission.



                                    ERNST & YOUNG LLP



Cincinnati, Ohio
February 5, 1999